                                 Exhibit 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                           TRIUMPH FUELS CORPORATION


         I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Nevada, do execute these Articles of Incorporation and do hereby certify as follows:

                                       I.

         The name of the corporation is Triumph Fuels Corporation.

                                      II.

         The address of the corporation's registered office in the State of Nevada is One East First Street, in the City of Reno, County of Washoe. The name of the registered agent at such address is The Corporation Trust Company of Nevada.

                                      III.

         The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

                                      IV.

         A. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Shares" and "Preferred Shares." The total number of shares of all classes of stock that the corporation is authorized to issue is seventy-five million (75,000,000) shares, consisting of seventy million (70,000,000) shares of Common Shares with a par value of one-tenth of one cent ($.001) per share and five million (5,000,000) shares of Preferred Shares with a par value of one-tenth of one cent ($.001) per share.

         B. Any of the shares of Preferred Shares may be issued from time to time in one or more series. Subject to the limitations and restrictions in this Article IV set forth, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the bylaws of the corporation or a resolution of the Board of Directors, by resolution or resolutions, is hereby authorized, by filing a certificate of designation pursuant to the Nevada General Corporation Law, to create or provide any such series, and to fix the designations, preferences and relative, participating, optional or other




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
special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Shares and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         There shall be no limitation or restriction on any variation between any of the different series of Preferred Shares as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Shares may, except as hereinafter in the Article IV otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Shares shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

         Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Shares, the entire voting power and all voting rights shall be vested exclusively in the Common Shares, and each stockholder of the corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation.

                                       V.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A.

         (1) The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall initially consist of 1 member and the name and address is as follows:





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

                     NAME                          ADDRESS
                     ----                          -------
                     Keith R. Holder               1493 Highway 6 & 50
                                                   Fruita, Colorado 81521

Thereafter, the number of directors shall be determined exclusively by one or more resolutions adopted by the Board of Directors.

         Subject to the rights of the holders of any series of Preferred Shares to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, as nearly equal in number as the then total number of directors permit. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights of the holders of any series of Preferred Shares, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of eighty percent (80%) of the voting power of all of the then outstanding shares of voting shares of the corporation, entitled to vote at an election of directors (the "Voting Shares").

         (2) Subject to the rights of the holders of any series of Preferred Shares, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors,





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
and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

         B.

         (1) Subject to Section 9.8 of the Bylaws, (i) the affirmative vote of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the Voting Shares, shall be required to alter, amend or repeal Sections 2.3, 2.9, 2.11, 3.1, 3.2, 3.3, 3.4, Article IX and Article XI of the Bylaws or to adopt any provision inconsistent with the Bylaws, and (ii) the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the Voting Shares shall be required to alter, amend or repeal any other Section of the Bylaws. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

         (2) The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

         (3) No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

         (4) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Nevada statutory or decisional law, as amended or interpreted. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. This Article VI does not affect the availability of equitable remedies for breach of fiduciary duties.

                                      VII.

         A. In addition to any affirmative vote required by law or any other provision of this Certificate of Incorporation, by any Preferred Shares Designation or by the Bylaws of the corporation, the affirmative vote of the holders of not less than eighty percent (80%) of the Voting Shares shall be required for the approval or authorization of any Business Transaction with, or proposed by or on behalf of, a Related Person, or any Business Transaction in which a Related Person has an interest (except proportionately as





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
a stockholder of the corporation), or any Business Transaction of the type described in clause (f) of the definition of "Business Transaction"; provided, however, that the eighty percent (80%) voting requirement shall not be applicable if (i) Continuing Directors at the time constitute at least a majority of the entire Board of Directors of the corporation and have expressly approved the Business Transaction, either specifically or as a transaction within an approved category of transactions, by at least a majority vote of such Continuing Directors, or (ii) all of the following conditions are satisfied.

                 (1) The Business Transaction is a merger or consolidation, or liquidation or dissolution, or sale, lease, exchange, transfer or other disposition of substantially all of the assets of the corporation, and (a) the cash or fair market value (at the date of consummation of such Business Transaction) of the property, securities or other consideration to be received per share by holders of Common Shares of the corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Purchase Price and such per share consideration is in cash or the same form as such Related Person has previously paid to acquire the largest number of shares of Common Shares of the corporation acquired by such Related Person prior to such Business Transaction; and (b) the cash or fair market value (at the date of consummation of such Business Transaction) of the property, securities or other consideration to be received per share by holders of any class of Voting Shares other than Common Stock in connection with such Business Transaction is at least equal in value to the higher of such Related Person's Highest Purchase Price for such other class of stock or the highest preferential amount per share to which the holders of such class of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

                 (2) After such Related Person has become the Beneficial Owner of not less than ten percent (10%) of the Voting Shares and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Shares, except
(i) as a part of the transaction which resulted in such Related Person becoming a Related Person or (ii) as a result of a pro rata stock dividend or stock split.

                 (3) Prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, (i) received the benefit (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation or any of its subsidiaries, or (ii) caused any material change in the corporation's business, capital structure, including, without limitation, the issuance of shares of capital stock of the corporation to any third party, or Common Shares dividend rate or policy (except as approved by a majority of the Continuing Directors).

                 (4) A proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent





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provisions replacing such Act, rules or regulations) shall have been mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Transaction that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Transaction from a financial point of view to the holders of the outstanding shares of Voting Shares other than the Related Person, such investment banking firm to be paid a reasonable fee for its services by the corporation.

         B.      For purposes of this Article VII:

                 (1) The term "Business Transaction" shall mean (a) any merger or consolidation involving the corporation or a subsidiary of the corporation, (b) whether in one transaction or a series of transactions, any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets either of the corporation or of a subsidiary of the corporation, (c) whether in one transaction or a series of transactions, any sale, lease, exchange, transfer, mortgage, pledge or other disposition of all or any part of the assets of an entity to the corporation or a subsidiary of the corporation if such assets would constitute a Substantial Part of the assets of the corporation or such subsidiary immediately following consummation of such transaction, (d) the issuance, sale, exchange, transfer or other disposition by the corporation or a subsidiary of the corporation, of any securities of the corporation or any subsidiary of the corporation, except proportionately to the stockholders of the corporation or of such subsidiary,
(e) any recapitalization or reclassification of the securities of the corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the proportionate voting power of a Related Person, (f) any liquidation, spin-off, split-up or dissolution of the corporation, or any amendment to the corporation's Bylaws, and (g) any agreement or other arrangement providing for any of the transactions described in this definition of Business Transaction.

                 (2) The term "Related Person" shall mean and include (a) any individual, corporation, partnership, group (within the meaning of Rule 13d-5 under the Act), association or other person or entity which, together with its Affiliates and Associates, (i) is or has announced or publicly disclosed a plan or intention to become the Beneficial Owner of not less than ten percent (10%) of the Voting Shares or (ii) was the Beneficial Owner of not less than ten percent (10%) of the Voting Shares (x) at the time (or within two years prior to the time) the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time (or within two years prior to the time) a resolution approving the Business Transaction was adopted by the Board of Directors of the corporation or (z) as of the record date of the





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
corporation (or within two years prior to such record date) for the determination of stockholders entitled to notice of and to vote on, or consent to, the Business Transaction, and (b) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, the term "Related Person" shall not include the corporation, a wholly owned subsidiary of the corporation, any employee stock ownership or other employee benefit plan of the corporation or of any wholly-owned subsidiary of the corporation, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity; and provided further, however, that a "Related Person" shall not include (x) any person who (A) owned shares in excess of the 10% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, October 1, 1997, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days hereafter and either (I) continued to own shares in excess of such 10% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 10% or more of the outstanding Voting Shares of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in (A) above by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 10% limitation set forth herein in the result of action taken solely by the corporation provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of Voting Shares of the corporation, except as a result of further corporation action not caused, directly or indirectly, by such person.

                 (3) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Act; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire or vote any Voting Shares at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such Voting Shares for purposes of determining whether such Beneficial Owner is a Related Person. For the purposes of determining whether a person is a Related Person pursuant to the preceding paragraph (2), the number of shares of Voting Shares deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (3), but shall not include any other shares of Voting Shares that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                 (4) The term "Highest Purchase Price" shall mean the higher of (i) highest amount of consideration paid by such Related Person for a share of Common Shares of the corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) at any time on, or within two years prior to, the date such Related Person, including its Affiliates and Associates first became a Related Person and during





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
any time while such Related Person was a Related Person or (ii) the fair market value per share of Common Shares on the date the Business Transaction is first publicly announced; provided, however, that the Highest Purchase Price shall be determined after appropriate adjustment to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Shares of the corporation, or the payment of a stock dividend thereon.

                 (5) The term "Substantial Part" shall mean more than five percent (5%) of the book value of the total assets of the entity in question, as reflected on the most recent fiscal year-end consolidated balance sheet of such entity existing at the time a resolution approving the Business Transaction involving the assets constituting any such Substantial Part was adopted by the Board of Directors of the corporation.

                 (6) In the event of a merger in which the corporation is the surviving corporation, or in the event of a sale, lease, exchange, transfer or other disposition of substantially all of the assets of the corporation, the phrase "property, securities or other consideration to be received" shall include, without limitation, common and other capital stock of the corporation retained by its stockholders (other than such Related Person).

                 (7) The term "Voting Shares" shall at any time mean all outstanding shares of capital stock of the corporation then entitled to vote generally in the election of directors, considered for the purpose of this
Article VII as one class; provided, however, that if the corporation has shares of Voting Shares entitled to more or less than one vote for any such share, for purposes of determining the number of outstanding shares of Voting Shares, each such share shall be deemed to be that number of shares of Voting Shares equal to the number of votes entitled to be cast by the holder thereof in respect of such shares and provided further that if any of the Preferred Shares authorized by Article IV is issued and outstanding with the right to vote as a class, the rights of the holders of said Preferred Shares shall not be affected by the vote of the Voting Shares unless the holders of said Preferred Shares voting as a class have also voted in favor of the Business Transaction by any requisite majority and otherwise in accordance with the terms of said Preferred Shares.

                 (8) The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the corporation prior to the time the Related Person in question, including its Affiliates and Associates, first became a Related Person or who subsequently became a director of the corporation and whose election, or nomination for election by the corporation's stockholders, was approved by a vote of at least a majority of the Continuing Directors then on the Board; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person (or an agent or other representative of a Related Person and the Business Transaction to be voted upon is with, or proposed by or on behalf of, such Related Person or is one in which such Related Person otherwise has an interest (except proportionately as a stockholder of the corporation).





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                 (9)      The term "Affiliate", used to indicate a relationship
to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

                 (10) The term "Associate", used to indicate a relationship with a specified person, shall mean (a) any corporation, partnership or other organization of which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any of its parents or subsidiaries and (d) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the corporation or any wholly-owned subsidiary of the corporation). For the purpose of this Article VII, if the Continuing Directors constitute at least a majority of the entire Board of Directors of the corporation, then a majority of such Continuing Directors shall have the power to make a good faith determination (which determination shall be final), on the basis of information known to them, of all questions arising under this Article VII, including, without limitation, (a) the number of shares of Voting Shares of which any person is the Beneficial Owner, (b) whether a person is an Affiliate or Associate of another, (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (d) whether the assets subject to any Business Transaction constitute a Substantial Part, (e) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a stockholder of the corporation), (f) whether a Related Person has, directly or indirectly, received the benefits of or caused any of the changes referred to in the subparagraph (3) of Section A of this Article VII, (g) whether the cash and/or the fair market value of the consideration other than cash to be received per share by holders of Common Shares of the corporation in connection with a Business Transaction described in the subparagraph (1) of Section A of this Article VII is at least equal in value to the Related Person's Highest Purchase Price, and (h) such other matters with respect to which a determination is required under this Article VII.

         C. The fact that any Business Transaction is one to which the eighty percent (80%) voting requirement of this Article VII is not applicable shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Transaction.





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
         For the purposes of this Article VII, a Business Transaction or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article VII (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, a Related Person if (1) after the Related Person became such, the Proposed Action is proposed following the election of any director of the corporation who with respect to such Related Person, would not qualify to serve as a Continuing Director or (2) such Related Person votes for or consents to the adoption of any such Proposed Action, unless as to such Related Person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Related Person, based on information known to them after reasonable inquiry.

         Nothing contained in this Article VII shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

         D. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the corporation), the provisions of this Article VII may not be repealed or amended in any respect, nor may any provision of the Certificate of Incorporation or Bylaws be adopted inconsistent with this Article VII, unless such action is approved by the affirmative vote of the holders of not less than eight percent (80%) of the Voting Shares; provided, however, that this paragraph shall not apply, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors.

                                     VIII.

         A,      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Shares required by law, this Certificate of Incorporation or any Preferred Shares Designation, the affirmative vote of the holders of at least eighty percent (80%) of all of the then outstanding shares of the Voting Shares, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII of this Certificate of Incorporation.





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

                                      IX.

         The name and mailing address of the sole incorporator is as follows:

                    Name                      Mailing Address
                    ----                      ---------------
              Warren L. Troupe          c/o Morrison & Foerster LLP
                                        5200 Republic Plaza
                                        370 Seventeenth Street
                                        Denver, Colorado 80202





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         I, the undersigned, being the sole incorporate hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make this certificate, hereby declaring and certifying that this my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this ___ day of October, 1997.



                                             -----------------------------------
                                             Warren L. Troupe, Sole Incorporator


STATE OF COLORADO                          ]
                                           ]  ss.
CITY AND COUNTY OF DENVER                  ]

         I, the undersigned, a Notary Public, hereby certify that on the ___ day of October, 1997, personally appeared before me, Warren L. Troupe, who being by me first duly sworn, declared that he is the person who signed the foregoing document as sole incorporate, and that the statements therein contained are true.

                 WITNESS my hand and official seal.


                                             -----------------------------------
                                             Deborah J. Shannon, Notary Public



My Commission Expires:





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
                          CONSENT OF REGISTERED AGENT

         I, _______________________, on behalf of The Corporation Trust Company, hereby voluntarily consent to serve as registered agent for Triumph Petroleum Corporation, a Nevada corporation, until removed or resignation is submitted in accordance with the General Corporation Law of Nevada.


         --------------------------

         --------------------------

         --------------------------


STATE OF NEVADA                   ]
                                  ]  ss.
CITY OF ________________________  ]
COUNTY OF ______________________  ]

         I, the undersigned, a Notary Public, hereby certify that on the ___ day of October, 1997, personally appeared before me _____________________, who being by me first duly sworn, declared that he is the person who signed the foregoing document as registered agent of Triumph Petroleum Corporation, and that the statements therein contained are true.

         WITNESS my hand and official seal.



                                                   -------------------------
                                                   Notary Public

My Commission Expires:


--------------------






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